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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                  MAY 14, 2001

                        COMMISSION FILE NUMBER: 000-23747

                               GETTY IMAGES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                         98-0177556
        (STATE OF INCORPORATION)     (I.R.S. EMPLOYER IDENTIFICATION NO.)


                               701 N. 34TH STREET
                                    SUITE 400
                            SEATTLE, WASHINGTON 98103
                                 (206) 268-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                         OF PRINCIPAL EXECUTIVE OFFICES)


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GETTY IMAGES, INC. AND SUBSIDIARIES
INDEX

                                                                        PAGE NO.
                                                                        --------
Item 2.  Acquisition or Disposition of Assets                                  2

Item 7.  Financial Statements and Exhibits:                                    2

   Pro-forma Condensed Consolidated Statements of Operations:
      Three months ended March 31, 2001                                        3
      Year ended December 31, 2000                                             4

   Pro-forma Condensed Consolidated Balance Sheet:
      March 31, 2001                                                           5

   Notes to Pro-forma Condensed Consolidated Financial Statements              6

SIGNATURE                                                                      7



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Item 2.  Disposition of Assets

Effective May 17, 2001, Getty Images, Inc. (the Company) terminated the operations of a subsidiary, Art.com, a provider of framed and unframed art and art-related products on the Internet.

The Company acquired Art.com on May 4, 1999. The total purchase price was $135.0 million, including $10.0 million in cash, $115.7 million in common stock, $5.9 million in stock options exchanged and $3.4 million in related transaction costs. Net assets of $13.1 million were acquired, leaving goodwill of $121.9 million to be amortized over three years.

In the fourth quarter of 2000, Art.com did not meet its revenue targets and incurred a larger than expected loss. After performing a cash flow analysis of Art.com and a related business that operates as a division of Art.com, the Company determined that the long-lived assets were impaired. As a result, the Company wrote off $53.4 million of Art.com goodwill, reducing the carrying value of the remaining long-lived assets to their estimated fair value, as determined by a third-party estimate.

In the first quarter of 2001, the Company took steps to significantly reduce costs at Art.com, including a workforce reduction of more than 50 employees. The Company also began to evaluate strategic alternatives for the future of the business, including a potential sale. On May 14, 2001, the Company determined that the sale of Art.com was not a feasible alternative and committed to a formal plan of disposal for the subsidiary. Effective May 17, 2001, the Company terminated the operations of Art.com. The Company will utilize certain assets of Art.com, will dispose of any remaining assets that cannot be sold, and will settle all liabilities of the subsidiary.

Item 7.  Financial Statements

The following unaudited pro-forma condensed consolidated financial statements have been prepared to give effect to the termination of Art.com's operations and the impact of this event on the Company's results of operations and balance sheet. The pro-forma balance sheet gives effect to the event had it occurred on March 31, 2001. The pro-forma statements of operations give effect to the event as if it had occurred on January 1, 2000.

These financial statements were prepared by the Company without audit, reflect estimates and assumptions made by management, and present the impact of the event had it been consummated at an earlier time. Accordingly, actual results may differ from those presented.


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                               GETTY IMAGES, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2001
                                   (unaudited)

                                                            Pro-Forma
(In thousands, except per share amounts)       Historical  Adjustments   Pro-Forma
-----------------------------------------------------------------------------------
Sales ......................................   $ 125,787    $   2,763    $ 123,024
Cost of sales ..............................      35,624        1,534       34,090
                                               ---------    ---------    ---------
   Gross profit ............................      90,163        1,229       88,934

Selling, general and administrative expenses      61,526        3,133       58,393
Amortization of intangible assets ..........      19,278           60       19,218
Depreciation ...............................      13,229          712       12,517
Integration costs ..........................       3,977          666        3,311
                                               ---------    ---------    ---------
   Loss from operations ....................      (7,847)      (3,342)      (4,505)

Interest expense ...........................      (4,389)          (7)      (4,382)
Interest income ............................         518           --          518
Exchange losses, net .......................        (301)          (1)        (300)
Other income (expense), net ................          91           (3)          94
                                               ---------    ---------    ---------
   Loss before income taxes ................     (11,928)      (3,353)      (8,575)

Income tax (expense) benefit ...............      (2,631)       1,314       (3,945)
                                               ---------    ---------    ---------
Net loss ...................................   $ (14,559)   $  (2,039)   $ (12,520)
                                               =========    =========    =========
Net loss per share - basic and diluted .....   $   (0.28)   $   (0.04)   $   (0.24)
                                               =========    =========    =========
Weighted-average shares outstanding
   - basic and diluted .....................      51,447       51,447       51,447
                                               =========    =========    =========

                 The accompanying notes are an integral part of these pro-forma condensed consolidated financial statements.


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                               GETTY IMAGES, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                   (unaudited)

                                                                  Pro-Forma
(In thousands, except per share amounts)             Historical  Adjustments   Pro-Forma
------------------------------------------------------------------------------------------
Sales ............................................   $ 484,846    $  14,457    $ 470,389
Cost of sales ....................................     140,665        8,952      131,713
                                                     ---------    ---------    ---------
   Gross profit ..................................     344,181        5,505      338,676

Selling, general and administrative expenses .....     249,765       19,803      229,962
Amortization of intangible assets ................     118,663       41,817       76,846
Depreciation .....................................      49,476        5,839       43,637
Impairment of long-lived assets ..................      53,406       53,406         --
Integration costs ................................      18,637          230       18,407
Restructuring costs ..............................      (1,090)          --       (1,090)
                                                     ---------    ---------    ---------
   Loss from operations ..........................    (144,676)    (115,590)     (29,086)

Interest expense, net ............................     (11,665)         (31)     (11,634)
Debt conversion expense ..........................      (6,689)          --       (6,689)
Exchange losses, net .............................      (1,083)          --       (1,083)
Other expense, net ...............................         (38)          (5)         (33)
                                                     ---------    ---------    ---------
   Loss before income taxes and extraordinary item    (164,151)    (115,626)     (48,525)

Income tax (expense) benefit .....................      (5,567)       7,998      (13,565)
                                                     ---------    ---------    ---------
   Loss before extraordinary item ................   $(169,718)   $(107,628)   $ (62,090)
                                                     =========    =========    =========
Loss per share before extraordinary item
   - basic and diluted ...........................   $   (3.41)   $   (2.16)   $  (1.25)
                                                     =========    =========    =========
Weighted-average shares outstanding
   - basic and diluted ...........................      49,708       49,708       49,708
                                                     =========    =========    =========

                 The accompanying notes are an integral part of these pro-forma condensed consolidated financial statements.


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                               GETTY IMAGES, INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001
                                   (unaudited)

                                                                      Pro-Forma
(In thousands)                                         Historical    Adjustments     Pro-Forma
-----------------------------------------------------------------------------------------------
ASSETS
   Current assets
      Cash and cash equivalents ...................   $    52,020    $      (200)   $    52,220
      Accounts and notes receivable, net ..........        87,277            136         87,141
      Inventories, net ............................         6,463            989          5,474
      Deferred catalog costs ......................        16,413             --         16,413
      Prepaid expenses and other assets ...........        24,412          2,810         21,602
      Deferred income taxes, net ..................         6,100             --          6,100
                                                      -----------    -----------    -----------
         Total current assets .....................       192,685          3,735        188,950

   Property and equipment, net ....................       140,024          3,336        136,688
   Intangible assets, net .........................       687,931            212        687,719
   Investments ....................................         4,741             --          4,741
   Deferred income taxes, net .....................        44,205             --         44,205
                                                      -----------    -----------    -----------
         Total assets .............................   $ 1,069,586    $     7,283    $ 1,062,303
                                                      ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities
      Accounts payable ............................   $    62,934    $        --    $    62,934
      Accrued expenses ............................        45,761         (1,034)        46,795
      Income taxes payable ........................        16,783          3,260         13,523
      Current portion of long-term debt ...........           808             --            808
                                                      -----------    -----------    -----------
         Total current liabilities ................       126,286          2,226        124,060

   Long-term debt .................................       274,467             --        274,467

                                                      -----------    -----------    -----------
         Total liabilities ........................       400,753          2,226        398,527
                                                      -----------    -----------    -----------

   Commitments and contingencies

   Stockholders' equity
      Preferred stock .............................            --             --             --
      Common stock ................................           510             --            510
      Exchangeable preferred stock ................             5             --              5
      Additional paid-in capital ..................       960,508             --        960,508
      Accumulated deficit .........................      (279,985)         5,057       (285,042)
      Accumulated other comprehensive loss ........       (12,205)            --        (12,205)
                                                      -----------    -----------    -----------
         Total stockholders' equity ...............       668,833          5,057        663,776
                                                      -----------    -----------    -----------
         Total liabilities and stockholders' equity   $ 1,069,586    $     7,283    $ 1,062,303
                                                      ===========    ===========    ===========

                 The accompanying notes are an integral part of these pro-forma condensed consolidated financial statements.


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         NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. PRO-FORMA ADJUSTMENTS

PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts included in the adjustments column on the pro-forma statements of operations represent Art.com's operating results for the periods shown. In accordance with the rules and regulations of the Securities and Exchange Commission, expected future costs to be incurred by the Company in direct association with the termination of the operations of Art.com have not been included in these figures but have been included in the adjustments column on the pro-forma balance sheet.

PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Amounts included in the assets section of the adjustments column on the pro-forma balance sheet represent Art.com's assets as of the date shown, less assets that have been collected, sold and utilized by the Company and the related estimated proceeds. For the purposes of the pro-forma financial statements, it is assumed that the Company will dispose of any remaining assets that have not been collected, sold and utilized, and no proceeds will be received.

Amounts included in the liabilities section of the adjustments column on the pro-forma balance sheet represent future costs expected to be incurred directly in connection with this event and the tax impact of the event had it been effected in the manner assumed. See detail of the expected future costs in footnote 2 below. All liabilities of Art.com will be retained and settled by the Company, and as such, have not been eliminated.

The net loss on disposition that would have been recorded in connection with this event had it been effected on March 31, 2001 in the assumed manner is reflected as an adjustment to the Company's accumulated deficit in the equity section of the adjustments column on the pro-forma balance sheet. This loss does not reflect the loss that will actually be incurred in connection with this event, as these pro-forma financial statements were prepared in accordance with assumptions required by the Securities and Exchange Commission, which do not in all cases reflect the intent of the Company. These financial statements were also prepared as of a historical point in time, rather than the date at which the Company actually terminated the operations of Art.com. The Company intends to collect, sell and utilize some of Art.com's remaining assets for the benefit of the Company.

2. FUTURE DIRECT COSTS

In connection with this event, the Company expects to incur severance costs and costs to terminate and exit the operations and facilities of Art.com of approximately $1.0 million. The Company will include such costs in the estimated loss on the disposal of Art.com and accrue liabilities against which actual costs will be recorded as they are incurred.

3. INCOME TAXES

The effective tax rate used to calculate income tax expense for both Art.com and the Company was 39.2% of income or loss before non-deductible goodwill amortization for the periods presented.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 29, 2001                                GETTY IMAGES, INC.


                                            By /s/ ELIZABETH J. HUEBNER
                                              ----------------------------
                                            Elizabeth J. Huebner
                                            Senior Vice President and
                                            Chief Financial Officer

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